Exhibit 99.1

NV5 ANNOUNCES RECORD SECOND QUARTER 2019 RESULTS AND INCREASES FULL YEAR REVENUE GUIDANCE

Hollywood, FL – August 7, 2019 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the second quarter ended June 29, 2019.

In the second quarter, Gross Revenues increased 23%, EBITDA increased 20%, and Net Income increased 15%. Our backlog also increased by 43% compared to the second quarter of 2018 and cash flows from operating activities for the six months ended June 29, 2019 increased 61% compared to the six months ended June 30, 2018. “The continued success of NV5 as measured by increased revenue and income, as well as an expanding backlog can be attributed to our focus on being sensitive to our clients’ needs and adding value to their projects. NV5 has made six acquisitions in 2019. We feel these acquisitions will strengthen our existing verticals and provide greater opportunities for organic growth. The successful integration of our acquisitions is an ongoing process that promotes inclusion and shared values along with a team approach to everything we do,” said Dickerson Wright, PE, Chairman and CEO of NV5.

Second Quarter 2019 Financial Highlights

•	Total Revenues for the quarter were $128.9 million, an increase of 23% year-over-year. Gross Revenues - GAAP for the quarter were $128.0 million, an increase of 23% year-over-year.

•	Net Revenues for the quarter were $99.5 million, an increase of 18% year-over-year.

•	Organic revenue growth for the quarter was 6% compared to the period ended March 30, 2019.

•	EBITDA for the quarter was $15.8 million or 16% of Net Revenues, an increase of 20% from $13.2 million, or 16% of Net Revenues in the second quarter of 2018.

•	Net Income for the quarter was $8.8 million, an increase of 15% compared to $7.6 million in the second quarter of 2018.

•	Adjusted EPS for the quarter was $1.00 per diluted share, an increase of 10% from $0.91 in the second quarter of 2018.

•	Backlog was $451 million as of June 29, 2019, a 43% increase from $315 million as of June 30, 2018.

•	Cash and cash equivalents increased 177% to $44.4 million for the quarter compared to $16.0 million in the second quarter of 2018.

Six Months Ended June 29, 2019 Financial Highlights

•
Total Revenues for the six months ended June 29, 2019 were $247.0 million, an increase of 23% year-over-year. Gross Revenues - GAAP for the six months ended June 29, 2019 were $245.3 million, an increase of 24% year-over-year.

•	Net Revenues for the six months ended June 29, 2019 were $190.2 million, an increase of 18% year-over-year.

•	EBITDA for the six months ended June 29, 2019 was $29.4 million or 15% of Net Revenues, an increase of 26% from $23.3 million, or 14% of Net Revenues for the six months ended June 30, 2018.

•	Net Income for the six months ended June 29, 2019 was $14.3 million, an increase of 20% compared to $11.9 million for the six months ended June 30, 2018.

•	Adjusted EPS for the six months ended June 29, 2019 was $1.77 per diluted share, an increase of 17% from $1.51 for the six months ended June 30, 2018.

•	Cash flows from operating activities increased 61% to $17.4 million for the six months ended June 29, 2019 compared to $10.8 million for the six months ended June 30, 2018.

2019 Outlook

The Company is raising revenue guidance for full year 2019 Gross Revenues and Net Revenues, including the impact of acquisitions closed through July 29, 2019. The Company expects Gross Revenues to range from $530 million to $545 million, which represents an increase of 27% to 30% from 2018 Gross Revenues of $418 million. Net Revenues are expected to range from $413 million to $430 million, which represents an increase of 24% to 29% from 2018 Net Revenues of $334 million. The Company expects full year 2019 Adjusted EPS to range from $3.81 per share to $4.08 per share, an increase of 18% to 26% over 2018 adjusted EPS of $3.24 per share. Furthermore, the Company expects full year 2019 GAAP EPS to range from $2.57 per share to $2.84 per share. This guidance for Gross Revenues, Net Revenues, Adjusted EPS and GAAP EPS excludes any acquisitions that may occur during the remainder of 2019.

Use of Non-GAAP Financial Measures

Total Revenues and Net Revenues are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues – GAAP include sub-consultant costs and other direct costs, which are generally pass-through costs. Furthermore, Gross Revenues – GAAP eliminates intercompany revenues where the Company performed the service in lieu of utilizing third-party sub-consultants. The Company believes that Total Revenues and Net Revenues, which are non-GAAP financial measures commonly used in our industry, provide a meaningful perspective on our business results. A reconciliation of Gross Revenues as reported in accordance with GAAP to Total Revenues and Net Revenues is provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Management believes EBITDA, in addition to operating profit, Net Income and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits. As we continue our acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Total Revenues, Net Revenues, EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Gross Revenues, Net Income and Diluted Earnings per Share.

Conference Call

NV5 will host a conference call to discuss its second quarter 2019 financial results at 4:30 p.m. (Eastern Time) on August 7, 2019.

Date:    Wednesday, August 7, 2019
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 844-348-6875
International dial-in number:    +1 509-844-0152
Conference ID:    5153548
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions ranked #34 on the Engineering News-Record’s Top 500 Design Firms list. NV5 serves public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure engineering and support services, energy, program management, and environmental solutions. The Company operates out of more than 100 locations worldwide. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	June 29, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$44,436	$40,739
Billed receivables, net	97,593	98,324
Unbilled receivables, net	49,808	43,411
Prepaid expenses and other current assets	12,215	2,582
Total current assets	204,052	185,056
Property and equipment, net	12,129	11,677
Right-of-use lease asset, net	35,566	—
Intangible assets, net	98,941	99,756
Goodwill	151,788	140,930
Other assets	1,971	2,002
Total Assets	$504,447	$439,421

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$19,612	$22,588
Accrued liabilities	35,565	20,853
Income taxes payable	360	2,697
Billings in excess of costs and estimated earnings on uncompleted contracts	2,243	7,625
Client deposits	256	208
Current portion of contingent consideration	1,895	1,845
Current portion of notes payable and other obligations	16,687	17,139
Total current liabilities	76,618	72,955
Contingent consideration, less current portion	2,195	2,853
Long-term lease liability	27,736	—
Notes payable and other obligations, less current portion	40,189	29,847
Deferred income tax liabilities, net	18,708	16,224
Total liabilities	165,446	121,879

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 12,657,841 and 12,550,771 shares issued and outstanding as of June 29, 2019 and December 29, 2018, respectively	127	126
Additional paid-in capital	243,646	236,525
Retained earnings	95,228	80,891
Total stockholders’ equity	339,001	317,542
Total liabilities and stockholders’ equity	$504,447	$439,421

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(in thousands, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Gross revenues	$127,974	$104,018	$245,309	$198,552

Direct costs (excluding depreciation and amortization):
Salaries and wages	38,080	33,546	73,337	64,067
Sub-consultant services	20,044	14,900	36,996	28,360
Other direct costs	8,410	4,870	18,106	8,792
Total direct costs	66,534	53,316	128,439	101,219

Gross Profit	61,440	50,702	116,870	97,333

Operating Expenses:
Salaries and wages, payroll taxes and benefits	30,765	25,767	60,004	51,225
General and administrative	10,896	8,258	19,758	15,792
Facilities and facilities related	3,937	3,520	7,743	7,062
Depreciation and amortization	6,245	3,807	12,357	7,603
Total operating expenses	51,843	41,352	99,862	81,682

Income from operations	9,597	9,350	17,008	15,651

Interest expense	(457)	(650)	(808)	(1,261)

Income before income tax expense	9,140	8,700	16,200	14,390
Income tax expense	(346)	(1,080)	(1,863)	(2,478)
Net Income and Comprehensive Income	$8,794	$7,620	$14,337	$11,912

Earnings per share:
Basic	$0.73	$0.73	$1.19	$1.15
Diluted	$0.70	$0.69	$1.15	$1.09

Weighted average common shares outstanding:
Basic	12,106,066	10,496,524	12,033,906	10,395,874
Diluted	12,521,463	11,004,212	12,447,248	10,953,259

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended
	June 29, 2019	June 30, 2018
Cash Flows From Operating Activities:
Net income	$14,337	$11,912
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,357	7,603
Non-cash lease expense	4,251	—
Provision for doubtful accounts	1,456	831
Stock based compensation	4,167	2,639
Change in fair value of contingent consideration	49	107
Gain on disposals of property and equipment	(48)	—
Deferred income taxes	477	521
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	5,511	(7,834)
Unbilled receivables	(5,188)	(1,796)
Prepaid expenses and other assets	(9,413)	253
Accounts payable	(3,816)	1,157
Accrued liabilities	968	2,700
Income taxes payable	(2,338)	(7,869)
Billings in excess of costs and estimated earnings on uncompleted contracts	(5,383)	602
Deposits	47	11
Net cash provided by operating activities	17,434	10,837

Cash Flows From Investing Activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(14,160)	(3,473)
Purchase of property and equipment	(1,626)	(1,462)
Net cash used in investing activities	(15,786)	(4,935)

Cash Flows From Financing Activities:
Borrowings from Senior Credit Facility	10,000	—
Payments on notes payable	(6,738)	(6,482)
Payments of contingent consideration	(1,213)	(728)
Proceeds from exercise of warrant	—	1,092
Payments of borrowings from Senior Credit Facility	—	(2,500)
Net cash provided by (used in) financing activities	2,049	(8,618)

Net increase (decrease) in Cash and Cash Equivalents	3,697	(2,716)
Cash and cash equivalents – beginning of period	40,739	18,751
Cash and cash equivalents – end of period	$44,436	$16,035

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES
(in thousands)
(Unaudited)

		Three Months Ended		Six Months Ended
		June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Gross Revenues - GAAP		$127,974	$104,018	$245,309	$198,552
Add:	Intercompany revenues in lieu of sub-consultants	945	987	1,656	1,909
Total Revenues		$128,919	$105,005	$246,965	$200,461

  NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GROSS REVENUES TO NET REVENUES
(in thousands)
   (Unaudited)

		Three Months Ended		Six Months Ended
		June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Gross Revenues - GAAP		$127,974	$104,018	$245,309	$198,552
Less:	Sub-consultant services	(20,044)	(14,900)	(36,996)	(28,360)
	Other direct costs	(8,410)	(4,870)	(18,106)	(8,792)
Net Revenues		$99,520	$84,248	$190,207	$161,400

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO EBITDA
(in thousands)
(Unaudited)

		Three Months Ended		Six Months Ended
		June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net Income		$8,794	$7,620	$14,337	$11,912
Add:	Interest expense	457	650	808	1,261
	Income tax expense	346	1,080	1,863	2,478
	Depreciation and Amortization	6,245	3,807	12,357	7,603
EBITDA		$15,842	$13,157	$29,365	$23,254

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP EPS TO ADJUSTED EPS
(Unaudited)

		Three Months Ended		Six Months Ended
		June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018

Net Income - per diluted share		$0.70	$0.69	$1.15	$1.09

Per diluted share adjustments:
Add:	Amortization expense of intangible assets	0.40	0.25	0.81	0.51
	Income tax expense	(0.10)	(0.03)	(0.19)	(0.09)
Adjusted EPS		$1.00	$0.91	$1.77	$1.51